Exhibit 99.1

FOR IMMEDIATE RELEASE

LECG CORPORATION REPORTS THIRD QUARTER 2006 RESULTS
Third Quarter 2006 Revenues Grew 28% and EPS Was $0.25

Emeryville, CA, October 31, 2006 – LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the third quarter and nine months ended September 30, 2006.

Third Quarter Financial Results

Revenues for the third quarter 2006 increased 28% to $91,390,000 from $71,366,000 for the third quarter 2005. Expert and professional staff revenues increased 28%. Organic growth of expert and professional staff revenues was 15%.

Net income for the third quarter 2006 was $6,361,000, or $0.25 per diluted share, an increase of 18% over the third quarter 2005 net income of $5,400,000 or $0.22 per diluted share. Third quarter 2006 net income includes equity-based compensation of $1,661,000, or $0.04 per diluted share.  Diluted shares outstanding increased 1% to 25,268,000 in the third quarter 2006 from 25,051,000 for the same period in 2005.

EBITDA(1) for the third quarter 2006 was $12,477,000, a 23% increase over the third quarter 2005 EBITDA of $10,143,000. Adjusted EBITDA(2) was $14,138,000 for the third quarter 2006, a 25% increase over third quarter 2005 Adjusted EBITDA of $11,344,000.

Nine Month Financial Results

Revenues for the nine months ended September 30, 2006 increased 24% to $264,904,000 from $213,628,000 for the same period in 2005. Expert and professional staff revenues increased 25%.

Net income for the nine months ended September 30, 2006 was $18,354,000, or $0.73 per diluted share, an increase of 11% over the same period in 2005 net income of $16,569,000, or $0.68 per diluted share. Net income for the nine months ended September 30, 2006 includes equity-based compensation of $4,930,000, or $0.12 per diluted share, and expensed acquisition costs of $317,000, or $0.01 per diluted share.  Diluted shares outstanding increased 3% to 25,175,000 in the nine months ended September 30, 2006 from 24,441,000 for the same period in 2005.

EBITDA(1) for the nine months ended September 30, 2006 was $35,568,000, a 16% increase over EBITDA of $30,646,000 for the same period last year. Adjusted EBITDA(2) was $40,815,000 for the nine months ended September 30, 2006, an increase of 27% over the same period last year Adjusted EBITDA of $32,127,000.

“LECG is pleased with its business progress, with 2006 third quarter and nine month financial results demonstrating the company’s continued performance and improvement.  LECG also made several exceptional additions to the expert talent pool during the quarter, strengthening both its capabilities in new practice areas and its ability to deliver organic growth,” said LECG chairman, Dr. David Teece.  “Additionally, LECG is pleased that the frequency with which multi-disciplinary expert teams are engaged on client assignments has increased significantly.”

Operating Metrics

LECG ended the third quarter 2006 with 1,280 employees and exclusive independent contractors, an increase of 3% from 1,244 as of June 30, 2006, and an increase of 16% from 1,104 as of September 30, 2005. Expert headcount increased from 373 to 381 as of June 30, 2006, and professional staff

2000 Powell Street, Suite 600, Emeryville, CA 94608
main 510.985.6700 fax 510.653.9898 www.lecg.com

headcount increased from 602 to 620. Professional staff utilization was 82% on an available hours basis and 74% on a paid hours basis in the third quarter 2006 compared to 80% on an available hours basis and 70% on a paid hours basis in the third quarter 2005.

“LECG continues to add talent and grow revenues,” said LECG chief operating officer Michael Jeffery.  “Since joining as COO, I have been working with executive management and LECG professionals to identify opportunities to improve profitability and cash generation, while preserving the entrepreneurial reward structure that attracts top talent to the company.  These efforts are ongoing, and will continue even as we implement changes in the upcoming months.”

2006 Fiscal Year Outlook

LECG now anticipates that revenues for the full year will be in the range of $355.0 million to $360.0 million, or $90.0 million to $95.0 million for the fourth quarter. Net income for the year is expected to be in the range of $24.6 million to $25.3 million, or $6.2 million to $6.9 million for the fourth quarter of 2006, and net income per diluted share is expected to be in the range of $0.98 to $1.00 for 2006, or $0.25 to $0.27 in the fourth quarter.  Net income guidance includes estimated equity-based compensation costs of $0.16 per diluted share for the full year, and expensed acquisition costs of $0.01 per diluted share.  Previously stated 2006 net income guidance included equity-based compensation costs of $0.14 per diluted share.

Conference Call Webcast Information

To listen to a live audio webcast of LECG’s third quarter 2006 financial results conference call, visit the company’s website www.lecg.com. The conference call begins at 5:00 pm Eastern time today. A replay of the call will also be available on the company’s website one hour after completion of the live broadcast.

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About LECG

LECG, a global expert services firm with over 1000 experts and professionals in 36 offices around the world, provides independent expert testimony, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies worldwide. LECG's highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG's experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

Statements in this press release concerning the future business, operating and financial condition of the Company and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations as of today, October 31, 2006.  There may be events in the future that the Company is not able to accurately predict or control, which may cause actual results to differ materially from expectations.  Information contained in these forward looking statements is inherently uncertain, and actual performance is subject to a number of risks, including but not limited to, among others, dependence on key personnel, acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the Company’s service offerings, the ability of the Company to integrate successfully new experts into its practice, intense competition and potential professional liability.  Further information on these and other potential risk factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward looking statements after the date of this press release.

Contacts

Jack Burke, Chief Financial Officer, 510-985-6700

Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarter and Nine months ended September 30, 2006 and 2005

(in thousands, except per share data)

(Unaudited)

	Quarter ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenues	$91,390	$71,366	$264,904	$213,628
Cost of services	(59,811)	(47,192)	(174,780)	(142,045)
Gross profit	31,579	24,174	90,124	71,583
Operating expenses:
General and administrative expenses	(18,955)	(12,837)	(54,308)	(39,824)
Depreciation and amortization	(1,824)	(1,141)	(5,013)	(2,968)
Goodwill write-off	—	(1,063)	—	(1,063)
Operating income	10,800	9,133	30,803	27,728
Interest income	195	225	683	623
Interest expense	(157)	(107)	(391)	(218)
Other income (expense), net	(147)	(131)	(248)	(50)
Income before income tax	10,691	9,120	30,847	28,083
Income tax provision	(4,330)	(3,720)	(12,493)	(11,514)
Net income	$6,361	$5,400	$18,354	$16,569

Net income per share:
Basic	$0.26	$0.23	$0.76	$0.71
Diluted	$0.25	$0.22	$0.73	$0.68
Share amounts:
Basic	24,371	23,678	24,261	23,201
Diluted	25,268	25,051	25,175	24,441

LECG CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$20,458	$35,722
Accounts receivable, net of allowance of $829 and $666	116,870	94,299
Prepaid expenses	5,052	4,317
Deferred tax assets, net	1,482	1,745
Signing and performance bonuses - current portion	9,435	6,122
Other current assets	3,641	4,775
Total current assets	156,938	146,980
Property and equipment, net	13,292	10,791
Goodwill	96,742	77,133
Other intangible assets, net	10,578	10,865
Signing and performance bonuses - long-term	25,564	19,035
Deferred compensation plan assets	9,547	6,403
Other long-term assets	1,488	1,678
Total assets	$314,149	$272,885

Liabilities and stockholders’ equity
Current liabilities:
Accrued compensation	$44,320	$43,924
Revolving credit facility	10,000	—
Accounts payable and other accrued liabilities	7,562	5,412
Payable for business acquisitions - current portion	6,496	6,510
Deferred revenue	2,622	2,427
Income taxes payable	—	3,961
Total current liabilities	71,000	62,234
Payable for business acquisitions - long-term	2,000	2,400
Deferred compensation plan obligations	10,043	6,615
Deferred tax liabilities	989	989
Other long-term liabilities	7,421	5,581

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 200,000,000 shares authorized, 24,552,770 and 24,243,482 shares outstanding at September 30, 2006 and December 31, 2005, respectively	25	24
Additional paid-in capital	151,523	144,171
Deferred equity compensation	—	(1,056)
Accumulated other comprehensive income (loss)	702	(165)
Retained earnings	70,446	52,092
Total stockholders’ equity	222,696	195,066
Total liabilities and stockholders’ equity	$314,149	$272,885

LECG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine months ended September 30, 2006 and 2005

(in thousands)

(Unaudited)

	Nine months ended
	September 30,
	2006	2005
Cash flows from operating activities
Net income	$18,354	$16,569
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense	222	122
Depreciation and amortization of equipment and leaseholds	2,637	2,249
Amortization of intangible assets	2,376	719
Goodwill write-off	—	1,063
Signing and performance bonuses paid	(18,034)	(6,318)
Amortization of signing and performance bonuses	6,286	5,106
Tax benefit from option exercises and equity compensation plans	281	5,782
Equity based compensation	4,930	418
Deferred rent	198	1,142
Other	(8)	(119)
Changes in assets and liabilities:
Accounts receivable	(22,794)	(18,240)
Prepaid and other current assets	1,217	(1,169)
Accounts payable and other accrued liabilities	(2,212)	(1,454)
Accrued compensation	1,487	(1,580)
Deferred revenue	163	488
Deferred compensation plan assets net of liabilities	283	279
Other assets	167	(473)
Other liabilities	1,745	1,801
Net cash provided by (used in) operating activities	(2,702)	6,385
Cash flows from investing activities
Business acquisitions and earnout payments, net of acquired cash	(21,900)	(24,597)
Purchase of property and equipment	(4,796)	(5,924)
Other	39	(49)
Net cash used in investing activities	(26,657)	(30,570)
Cash flows from financing activities
Borrowings under revolving credit facility	25,000	—
Repayments under revolving credit facility	(15,000)	—
Exercise of stock options	2,284	8,634
Proceeds from secondary offering, net of offering costs	—	1,311
Proceeds from issuance of stock- employee stock plan	160	925
Tax benefit from option exercises and equity compensation plans	784	—
Net cash provided by financing activities	13,228	10,870
Effect of exchange rates on changes in cash	867	(988)
Decrease in cash and cash equivalents	(15,264)	(14,303)
Cash and cash equivalents, beginning of year	35,722	42,082
Cash and cash equivalents, end of period	$20,458	$27,779

Supplemental disclosure
Cash paid for interest	$238	$60
Cash paid for income taxes	$15,898	$5,789
Non cash investing and financing activities
Fair value of common stock issued for acquisitions	$250	$1,250

LECG CORPORATION
EBITDA and Adjusted EBITDA

For the Quarter and Nine months ended September 30, 2006 and 2005
(in thousands)

	Quarter ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income	$6,361	$5,400	$18,354	$16,569
Add back (subtract):
Provision for income tax	4,330	3,720	12,493	11,514
Interest income, net	(38)	(118)	(292)	(405)
Depreciation and amortization	1,824	1,141	5,013	2,968

EBITDA (1)	$12,477	$10,143	$35,568	$30,646

Adjustments to EBITDA
Equity-based compensation	1,661	138	4,930	418
Expensed acquisition costs	—	—	317	—
Goodwill write-off	—	1,063	—	1,063

Adjusted EBITDA (2)	$14,138	$11,344	$40,815	$32,127

(1)          EBITDA is a non-GAAP financial measure defined as net income before provision for income tax, interest, and depreciation and amortization.  The Company regards EBITDA as a useful measure of financial performance of the business.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(2)          Adjusted EBITDA is a non-GAAP financial measure defined by the Company as EBITDA as defined in (1) above adjusted for equity-based compensation,  expensed acquisition costs recognized in the first quarter of 2006, and a goodwill write-off in the third quarter of 2005.  As is the case with EBITDA, this measure should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.